As Filed with the Securities and Exchange Commission on September 7, 2004
Registration Statement No. 333-117430

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSYTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	3812	38-1873250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8419 Terminal Road

Newington, Virginia 22122-1430
(703) 550-7000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Donald F. Fultz

Chief Financial Officer
8419 Terminal Road
Newington, Virginia 22122-1430
(703) 550-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Warren J. Archer, Esq DKW Law Group, LLC 600 Grant Street 58th Floor, U.S. Steel Tower Pittsburgh, PA 15219	Jonathan F. Wolcott, Esq. Holland & Knight, LLP 2099 Pennsylvania Avenue, NW Washington, DC 20006

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective time of the merger described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

Item 20.     Indemnification of Directors and Officers

      The Registrant is incorporated under the laws of the State of Delaware. Reference is made to Section 145 of the Delaware General Corporation Law, or DGCL, which generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

      The Registrant’s bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Registrant to recover the amount of an unpaid claim, the Registrant is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the board of directors of the Registrant. The bylaws of the Registrant further provide that an officer or director may (60 days after a written claim has been received by the Registrant) bring suit against the Registrant to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the board of directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      The bylaws of the Registrant also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by the Registrant the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Registrant by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

Item 21.	Exhibits and Financial Statement Schedules.

      (a) Exhibits

Exhibit
Number		Description of Exhibit

2.1		Agreement and Plan of Merger dated as of June 7, 2004, by and between Sensytech, Inc. and Argon Engineering Associates, Inc. (incorporated by reference to Exhibit 2.1 of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)
3.1		Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-98757)
3.2		Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 13(a)(i) of registrant’s Report on Form 10-KSB for the Year Ended September 30, 2001, Commission File No. 000-08193)
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-987570)
5.1		Opinion of DKW Law Group, LLC as to the legality of the securities being registered
†8	.1	Opinion of DKW Law Group, LLC as to the U.S. federal income tax consequences of the merger described in the registration statement
8.2		Opinion of Holland & Knight, LLP as to the U.S. federal income tax consequences of the merger described in the registration statement.
10.1		Amended and Restated Line of Credit Agreement with Bank of America (incorporated by reference to Exhibit 10.1 of registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-98757)
10	.1.1	Third Amendment to Second Amended and Restated Financing and Security Agreement (incorporated by reference to Exhibit 10.1 of registrant’s Report on Form 10-Q for the quarter ended March 31, 2004, Commission File No. 000-08193)
10.2		The 2002 Stock Incentive Plan (incorporated by reference to registrant’s Schedule 14A filed with the Commission on April 22, 2002, Commission File No. 000-08193)
10.3		Retention Agreement dated February 17, 2004, by and between Sensytech, Inc. and Donald F. Fultz (incorporated by reference to Exhibit 10.3 of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)
10.4		Retention Agreement dated February 17, 2004, by and between Sensytech, Inc. and S. Kent Rockwell (incorporated by reference to Exhibit 10.4 of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)
21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 of registrant’s Report on Form 10-K for the year ended September 30, 2003)
23.1		The consents of DKW Law Group, LLC are contained in their opinions
23.2		The consent of Holland & Knight, LLP is contained in their opinion
23.3		Consent of PricewaterhouseCoopers LLP
23.4		Consent of Grant Thornton LLP
24.1		The Powers of Attorney are contained in the signature page of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430.

†	Filed herewith.

      (b) Financial Statement Schedules.

Item 22.	Undertakings

      (A) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (B) (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

           (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (D) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newington, Commonwealth of Virginia, on September 7, 2004.

SENSYTECH, INC

By:	/s/ S. KENT ROCKWELL

S. Kent Rockwell
Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of Securities Act, this Amendment No. 4 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ S. KENT ROCKWELL S. Kent Rockwell	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 7, 2004

/s/ DONALD F. FULTZ Donald F. Fultz	Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	September 7, 2004

/s/ CHARLES W. BERNARD* Charles W. Bernard	Director	September 7, 2004

/s/ JOHN IRVIN* John Irvin	Director	September 7, 2004

/s/ S.R. PERRINO* S.R. Perrino	Director	September 7, 2004

/s/ PHILIP H. POWER* Philip H. Power	Director	September 7, 2004

/s/ JOHN D. SANDERS* John D. Sanders	Director	September 7, 2004

/s/ LLOYD A. SEMPLE* Lloyd A. Semple	Director	September 7, 2004

*By: /s/ DONALD F. FULTZ Donald F. Fultz Attorney-in-Fact**

** By authority of power of attorney.

EXHIBITS INDEX

Exhibit
Number		Description of Exhibit

2.1		Agreement and Plan of Merger dated as of June 7, 2004, by and between Sensytech, Inc. and Argon Engineering Associates, Inc. (incorporated by reference to Exhibit 2.1 of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)
3.1		Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-98757)
3.2		Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 13(a)(i) of registrant’s Report on Form 10-KSB for the Year Ended September 30, 2001, Commission File No. 000-08193)
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-987570)
5.1		Opinion of DKW Law Group, LLC as to the legality of the securities being registered
†8	.1	Opinion of DKW Law Group, LLC as to the U.S. federal income tax consequences of the merger described in the registration statement
8.2		Opinion of Holland & Knight, LLP as to the U.S. federal income tax consequences of the merger described in the registration statement.
10.1		Amended and Restated Line of Credit Agreement with Bank of America (incorporated by reference to Exhibit 10.1 of registrant’s Registration Statement on Form S-1 filed on August 26, 2002, Registration Statement No. 333-98757)
10	.1.1	Third Amendment to Second Amended and Restated Financing and Security Agreement (incorporated by reference to Exhibit 10.1 of registrant’s Report on Form 10-Q for the quarter ended March 31, 2004, Commission File No. 000-08193)
10.2		The 2002 Stock Incentive Plan (incorporated by reference to registrant’s Schedule 14A filed with Commission on April 22, 2002, Commission File No. 000-08193)
10.3		Retention Agreement dated February 17, 2004, by and between Sensytech, Inc. and Donald F. Fultz (incorporated by reference to Exhibit 10.3 of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)
10.4		Retention Agreement dated February 17, 2004, by and between Sensytech, Inc. and S. Kent Rockwell (incorporated by reference to Exhibit 10.4 of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)
21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 of registrant’s Report on Form 10-K for the year ended September 30, 2003)
23.1		The consent of DKW Law Group, LLC is contained in their opinions
23.2		The consent of Holland & Knight, LLP is contained in their opinion
23.3		Consent of PricewaterhouseCoopers LLP
23.4		Consent of Grant Thornton LLP
24.1		The Powers of Attorney are contained in the signature page of registrant’s Registration Statement on Form S-4 filed on July 16, 2004, Registration Statement No. 333-117430)

†	Filed herewith.